EXHIBIT 32.1

PRINCIPAL EXECUTIVE OFFICER CERTIFICATION

In connection with the Annual Report on Form 10-K (the “Report”), of Jazz Technologies, Inc. (the  "Company")  for the period ended December 31, 2013 as filed with the Securities  and  Exchange  Commission  on the date  hereof,  the undersigned,  Nabil Alali, Principal Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

       1.  the Report fully complies with the  requirements  of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

       2.  the information contained  in the Report  fairly  presents,  in all material respects,  the financial condition and results of operations of the Company.

Dated:  March 3, 2014

/s/ NABIL ALALI Nabil Alali Principal Executive Officer